As filed with the Securities and Exchange Commission on May 2, 2002
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHARTER ONE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	34-1567092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1215 Superior Avenue, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

Charter One Financial, Inc.
1997 Stock Option and Incentive Plan
(Full title of the plan)

Michael S. Sadow, P.C.
Silver, Freedman & Taff, L.L.P.
(a limited liability partnership including professional corporations)
1700 Wisconsin Avenue, N.W.
Washington, D.C. 20007
(Name and address of agent for service)

(202) 295-4500
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $.01 per share	10,628,700 shares(1)(2)	$34.95(3)	$371,473,065(3)	$34,176(3)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of the common stock of Charter One Financial, Inc.
(2)	Includes one attached right per share to purchase stock upon the occurrence of certain events under the terms of Charter One Financial Inc's Amended and Restated Stockholder Protection Rights Agreement dated October 20, 1999.
(3)	Calculated in accordance with Rule 457(h) under the Securities Act of 1933, on the basis of $34.59 per share, which was the average of the high and low sale prices per share of the common stock as reported on The New York Stock Exchange on April 29, 2002.
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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The purpose of this Registration Statement on Form S-8 is to register additional shares of the common stock, par value $.01 per share, of Charter One Financial, Inc. (the "Company"), authorized for issuance under the Company's 1997 Stock Option and Incentive Plan (the "Plan"). The contents of the Company's previously filed Registration Statement on Form S-8 (File No. 333-42823) relating to the Plan (the "Initial Registration Statement") are incorporated herein by reference, except for Items 3 and 8 of Part II of the Initial Registration Statement.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

            The following documents previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement and the Prospectus to which this Registration Statement relates (the "Prospectus"):

1.	The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
2.	The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A with respect to the common stock filed November 30, 1999 (including the description incorporated by reference therein), and the description of the stock purchase rights of the Company contained in the Company's Registration Statement on Form 8-A with respect to the rights filed November 30, 1999 (including the description incorporated by reference therein).

            All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or in the Prospectus shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

            This incorporation by reference shall not be deemed to specifically incorporate by reference the information relating to the audit committee report (as permitted under Item 306 of Regulation S-K) or the board compensation committee report on executive compensation and performance graph (as permitted under Item 402(a)(8) of Regulation S-K) contained in any Company annual meeting proxy statement incorporated herein by reference. Nor shall this incorporation by reference be deemed to specifically incorporate by reference any information provided under Item 9 of any Current Report on Form 8-K of the Company incorporated herein by reference.

            The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be

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directed to: Robert J. Vana, Senior Vice President, Chief Corporate Counsel and Corporate Secretary, Charter One Financial, Inc., 1215 Superior Avenue, Cleveland, Ohio 44114, telephone number (216) 566-5300.

            All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 8.   Exhibits.

            See the Exhibit Index which is incorporated herein by reference.

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SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 2, 2002.

CHARTER ONE FINANCIAL, INC.
By:	/s/ Charles John Koch
Charles John Koch Chairman of the Board, President and Chief Executive Officer (Duly Authorized Representative)

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles John Koch and Richard W. Neu or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/Charles John Koch Charles John Koch Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	/s/Richard W. Neu Richard W. Neu Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Date: May 2, 2002	Date: May 2, 2002
/s/Patrick J. Agnew Patrick J. Agnew Director	/s/Herbert G. Chorbajian Herbert G. Chorbajian Director
Date: May 2, 2002	Date: May 2, 2002
(Signatures continued on the following page.)

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/s/Phillip Wm. Fisher Phillip Wm. Fisher Director	/s/Denise M. Fugo Denise M. Fugo Director
Date: May 2, 2002	Date: May 2, 2002
/s/Mark D. Grossi Mark D. Grossi Director and Executive Vice President	/s/Karen R. Hitchcock Karen R. Hitchcock Director
Date: May 2, 2002	Date: May 2, 2002
/s/John D. Koch John D. Koch Director and Executive Vice President	/s/Michael P. Morley Michael P. Morley Director
Date: May 2, 2002	Date: May 2, 2002
/s/Ronald F. Poe Ronald F. Poe Director	/s/Victor A. Ptak Victor A. Ptak Director
Date: May 2, 2002	Date: May 2, 2002
/s/Melvin J. Rachal Melvin J. Rachal Director	/s/Jerome L. Schostak Jerome L. Schostak Director
Date: May 2, 2002	Date: May 2, 2002
/s/Joseph C. Scully Joseph C. Scully Director	/s/Mark Shaevsky Mark Shaevsky Director
Date: May 2, 2002	Date: May 2, 2002
(Signatures continued on the following page.)

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/s/Leonard S. Simon Leonard S. Simon Director	/s/John P. Tierney John P. Tierney Director
Date: May 2, 2002	Date: May 2, 2002
/s/Eresteen R. Williams Eresteen R. Williams Director
Date: May 2, 2002
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EXHIBIT INDEX
INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Registrant's Second Restated Certificate of Incorporation, as amended and currently in effect, filed as Exhibit 3.1 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 001-15495), is incorporated herein by reference.

3.2	Registrant's Bylaws, as amended and restated and currently in effect, filed as Exhibit 3.2 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 001-15495), is incorporated herein by reference.

4.1	Form of Certificate of Common Stock, filed as Exhibit 4.1 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 001-15495), is incorporated herein by reference.
4.2	Amended and Restated Stockholder Protection Rights Agreement, dated October 20, 1999, between Registrant and Fleet National Bank (f/k/a BankBoston, N.A.), as rights agent, filed as Exhibit 2 to the Company's Registration Statement on Form 8-A/A filed on October 30, 1999 (File No. 001-15495), is incorporated herein by reference.

5	Opinion and Consent of Silver, Freedman & Taff, L.L.P.
23.1	Consent of Silver, Freedman & Taff, L.L.P. (Included in Exhibit 5)
23.2	Consent of Deloitte & Touche LLP (as auditors for the Registrant)
24	Power of Attorney (Contained on Signature Page)